Exhibit 23.3

CONSENT OF FIRST CAPITAL GROUP, LLC

We consent to the inclusion of the Opinion of our Firm in the Registration Statement on Form S-4 of Carolina First Corporation filed on or about March 3, 1999 with respect to the registration of shares to be issued to Citizens First National Bank.

                                             /s/
                                             -------------------------------
                                             FIRST CAPITAL GROUP, LLC


Memphis, Tennessee
March 2, 1999